UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2013

DYAX CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-24537	04-3053198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Network Drive
Burlington, MA 01803
(Address of Principal Executive Offices) (Zip Code)

(617) 225-2500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 10, 2013, Dyax Corp. (“Dyax” or the “Company”) entered into securities purchase agreements (each a “Stock Purchase Agreement”) with funds affiliated with RA Capital Management, Venrock, Federated Investors, Inc. and one other institutional investor, pursuant to which Dyax agreed to sell an aggregate of 8,901,675 shares (the “Common Shares”) of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), at $2.30 per share, and 41,418 shares (the “Preferred Shares”) of the Company’s Series 1 Convertible Preferred Stock, par value $0.01 per share (the “Series 1 Convertible Preferred Stock”), at $230.00 per share in connection with a registered direct offering (the “Offering”). The Company expects to receive approximately $29.9 million in net proceeds from the Offering after offering expenses.

Each share of Series 1 Convertible Preferred Stock is convertible into one hundred (100) shares of Common Stock, resulting in up to 4,141,800 shares of Common Stock issuable upon conversion of the Preferred Shares (the “Conversion Shares”). A summary description of the Series 1 Convertible Preferred Stock is set forth below under Item 5.03 and incorporated herein by reference. The Common Shares and Preferred Shares to be issued in the Offering are expected to be delivered to the purchasers on or about May 15, 2013, subject to the satisfaction of customary closing conditions.

The Offering is being made pursuant to a prospectus supplement dated May 10, 2013 and an accompanying prospectus dated January 26, 2011, pursuant to the Company’s existing shelf Registration Statement on Form S-3 (Registration No. 333-171405) (the “Registration Statement”), which was filed with the Securities and Exchange Commission (the “Commission”) on December 23, 2010 and declared effective by the Commission on January 6, 2011. Attached hereto are the following: (i)  a copy of the form of Stock Purchase Agreement used in the Offering as Exhibit 10.1, (ii) the opinion of the Company’s counsel regarding the validity of the Common Shares, the Preferred Shares and the Conversion Shares issued or issuable in the Offering as Exhibit 5.1, and (iii) the form of stock certificate for the Series 1 Convertible Preferred Stock as Exhibit 4.1. This Current Report is being filed in part for the purpose of incorporating such exhibits by reference into the Registration Statement.

The above description of the material terms of the Offering is qualified in its entirety by reference to the Stock Purchase Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

The form of Stock Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Stock Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 14, 2013, the Company amended its Amended and Restated Certificate of Incorporation, as amended, by filing with the Delaware Secretary of State a Certificate of Designation of Preferences, Rights and Limitations of Series 1 Convertible Preferred Stock (the “Certificate”) that, pursuant to the authority granted to and vested in the Board of Directors of the Company, created a Series 1 Convertible Preferred Stock, which series shall carry the designations, powers, preferences, rights, qualifications, limitations and restrictions described below. The Company designated 41,418 shares of its preferred stock par value $0.01 per share as Series 1 Convertible Preferred Stock. The Certificate is filed herewith as Exhibit 3.1.

Each share of Series 1 Convertible Preferred Stock is convertible into one hundred (100) shares of Common Stock at any time at the option of the holder; provided, however, that the holder is prohibited from converting Series 1 Convertible Preferred Stock into shares of Common Stock if, as a result of such conversion, the holder, together with affiliates, would own more than 9.99% of the total shares of Common Stock then issued and outstanding (the “Beneficial Ownership Limitation”). Holders of Series 1 Convertible Preferred Stock shall have the right to vote on any matter on which the Common Stock is eligible to vote on an as-if-converted-to-common-stock basis, provided that each holder shall only have the right to vote such shares of Series 1 Convertible Preferred Stock as are eligible for conversion without exceeding the Beneficial Ownership Limitation. The Company shall not pay any dividends on shares of Common Stock (other than dividends in the form of Common Stock) unless the holders of Series 1 Convertible Preferred Stock shall first receive dividends on shares of Series 1 Convertible Preferred Stock held by them (on an as-if-converted-to-common-stock basis) in an amount equal to and in the same form as any such dividends (other than dividends in the form of Common Stock) to be paid on shares of the Common Stock.

The above description of the material terms of the Certificate is qualified in its entirety by reference to the Certificate attached hereto as Exhibit 3.1 and incorporated herein by reference.

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Item 8.01.	Other Events.

On May 13, 2013, the Company issued a press release announcing the Offering, a copy of which is attached as Exhibit 99.1 hereto and incorporated by reference herein.

In response to the announcement of the Offering, the Company has received a letter from an investment banking firm asserting a claim for approximately $1.8 million in fees, which the investment banking firm is contending arises under its June 2010 engagement letter with the Company regarding services related to potential unsolicited proposals for one or more strategic transactions involving the Company. The investment banking firm did not act as an agent of the Company or otherwise provide any services to the Company in connection with the Offering. Dyax intends to assert all available defenses to this claim and makes no representation regarding the ultimate outcome of any potential litigation or settlement of such claim.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Designation for the Company’s Series 1 Convertible Preferred Stock, as filed with the Delaware Secretary of State on May 14, 2013.

4.1	Form of Series 1 Convertible Preferred Stock Certificate.

5.1	Opinion of Edwards Wildman Palmer LLP.

10.1	Form of Stock Purchase Agreement.

23.1	Consent of Edwards Wildman Palmer LLP (contained in its opinion filed as Exhibit 5.1).

99.1	Press Release dated, May 13, 2013.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYAX CORP.

Dated: May 15, 2013	By:	/s/ Gustav Christensen
Gustav Christensen
Chief Executive Officer and President

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EXHIBIT INDEX

Exhibit
No.	Description

3.1	Certificate of Designation for the Company’s Series 1 Convertible Preferred Stock, as filed with the Delaware Secretary of State on May 14, 2013.

4.1	Form of Series 1 Convertible Preferred Stock Certificate.

5.1	Opinion of Edwards Wildman Palmer LLP.

10.1	Form of Stock Purchase Agreement.

23.1	Consent of Edwards Wildman Palmer LLP (contained in its opinion filed as Exhibit 5.1).

99.1	Press Release dated May 13, 2013.